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                                                                   EXHIBIT 10.52



                            ARENA MANAGEMENT COMPANY
                             ADVERTISING AGREEMENT

This advertising agreement ("Agreement") is made and entered into this 1st day of December, 1996 by and between Arena Management Company, a Michigan corporation ("AMC") which is doing business under the assumed name of Detroit Whalers ("Whalers") and Compuware Corporation ("Advertiser"), a Michigan corporation.

       I.  PURPOSE

           AMC will hold a certain number of games in the Compuware Sports Arena (the "Arena") and agrees to provide advertising space in the Arena to Advertiser upon the terms and conditions of this Agreement.

           Advertiser is desirous of obtaining space at the Arena to advertise and promote its products.

      II.  TERM

           The term of this Agreement shall begin on December 1, 1996 and shall terminate on November 30, 2016.

     III.  PURCHASE PRICE AND METHOD OF PAYMENT

           During the term of this Agreement, Advertiser agrees to pay AMC a total of $250,000.00 per year based on a twenty year contract (the "Purchase Price"). Advertiser agrees to pay the purchase price to AMC in the following increments:

               $250,000.00 due December 1 starting in 1996 with the same payment of $250,000.00 due on December 1 in each of the remaining 19 years of the contract.

      IV.  DUTIES OF AMC

           During the term of this Agreement, AMC hereby agrees to provide Advertiser with the following:

               A. Provide Compuware with the exclusive name of the arena (Compuware Sports Arena).

               B.  Display arena name outside the arena on the building.

               C. Display arena name on monument sign(s) outside the arena at entrances.

               D. Display arena name is designated areas in both rinks in arena.

       V.  DUTIES OF ADVERTISER

           During the term of this Agreement, Advertiser hereby agrees to:

               A. Provide AMC with camera ready artwork for all signage inside and outside arena.

               B.  Pay purchase price set forth in section III.


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VI.    FORCE MAJEURE

       Neither party shall be obligated to perform any term or condition of this Agreement in the event of any work stoppage, refusal to work, strike, lockout, slowdown, picketing, boycott or any other activities beyond their reasonable control. Neither party shall be liable to the other for any failure to perform any of the terms or conditions of this Agreement which are attributable to any casualty, to unforeseen occurrence, an act of God, or any other cause beyond its control.

VII.   TERMINATION

       AMC and Advertiser reserves the right to terminate this Agreement before the end of the Agreement term if for any reason the Whalers cease to play their home games at the Arena. The terminating party shall provide Advertiser with fifteen (15) days written notice of termination. In the event of termination, the obligations of the parties shall cease, and AMC shall refund a pro rata portion of the purchase price to Advertiser. The Pro Rata portion to be refunded will be the number of days from the termination date to the end of the contract year, divided by 360 days, and multiplied by $250,000.00 dollars.

VIII.  INDEMNIFICATION

       Each party agrees to indemnify and hold the other party and their respective affiliates and subsidiaries, officers, directors, commissioners, agents, and employees (collectively known as the "indemnified parties") harmless from all liability, actions, claims, demands, costs, damages or expenses of any kind which may be brought or made against the indemnified parties or which the indemnified parties may pay or incur for bodily injury, death and/or property damage received by any person, firm or corporation as a result of the act or omission of the other party, its officers, directors, agents and employees in or about the Arena. This section shall survive the termination of this Agreement.

IX.    SEVERABILITY

       If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable or invalid, the remaining provisions of this Agreement shall not be affected and shall remain in full force and effect.

X.     GOVERNING LAW

       This Agreement shall be governed by the laws of the State of Michigan.

XI.    NOTICES

       Any notice required to be given by any party shall be deemed to have been sufficiently given if mailed by prepaid registered mail, sent by facsimile or overnight courier or personally delivered to the address of the other party as set forth:

       IF TO AMC:                                IF TO ADVERTISER:
       ARENA MANAGEMENT COMPANY                  COMPUWARE CORPORATION
       14900 Beck Road                           31440 Northwestern Hwy
       Plymouth, MI 48170                        Farmington Hills, MI 48334
       Attn: Kerry Kerch                         Attn: Peter Karmanos Jr.
       Fax No. (313) 453-4201                    Fax: (810) 737-1822

       or at such address as the other party may from time to time direct in writing.


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     XII.  WAIVER

           No waiver of any provision herein shall be effective unless in writing and signed by both parties, nor shall any such waiver be held to waive the same provision on a subsequent occasion or be construed to constitute a waiver or any other provision herein. In the event any provision hereof shall be or is declared invalid, illegal or unenforceable, either in whole or in part, the validity of any other provision of this Agreement shall in no way be affected thereby and shall continue in full force and effect.


    XIII.  ASSIGNMENT

           AMC shall have the right to assign this Agreement to its successor in interest. Such entity shall perform the obligations and duties of AMC under the terms of this Agreement.


     XIV.  HEADINGS

           The headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.


      XV.  ENTIRE AGREEMENT

           This Agreement constitutes the entire agreement among the parties and contains all of the agreements among the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral in writing among the parties hereto with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first written above.

Accepted:                                       Accepted:


ARENA MANAGEMENT COMPANY                        Compuware Corporation
(AMC)                                           ---------------------
                                                    (Advertiser)


/s/ Kerry Kerch                                  /s/ R A Caponigro
--------------------------                       -----------------------------
Authorized Signature                             Authorized Signature


Kerry Kerch                                      R A Caponigro
--------------------------                       -----------------------------
Name                                             Name


Assistant G.M.                                   Sr VP Finance & CFO
--------------------------                       -----------------------------
Title                                            Title



       12-13-96                                         12/16/96
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Date                                             Date